EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal 2018 Third Quarter Results

Increases Quarterly Cash Dividend by 9.1% to $0.12 Per Share

HUNTINGTON BEACH, Calif., Oct. 30, 2018 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its fiscal 2018 third quarter ended Tuesday, October 2, 2018.

Third Quarter 2018 Highlights Compared to Third Quarter 2017

  Total revenues grew 9.4% to $270.3 million
  Total restaurant operating weeks increased approximately 3.1%
  Comparable restaurant sales increased 6.9%
  Net income increased 256.5% to $8.5 million from $2.4 million. Third quarter 2018 net income includes a $1.7 million excess tax benefit from equity awards. Third quarter 2017 net income includes the net impact of $1.3 million in pre-tax expenses related to hurricanes Harvey and Irma and a reorganization at the Company’s restaurant support center.
  Diluted net income per share increased 254.2% to $0.39 from $0.11. Third quarter 2018 diluted net income per share includes a $0.08 excess tax benefit from equity awards. Third quarter 2017 diluted net income per share includes a $0.04 charge related to hurricanes Harvey and Irma and a reorganization at the Company’s restaurant support center.

“The continued momentum from our sales building initiatives, coupled with our higher quality, differentiated market positioning, drove another quarter of strong top- and bottom-line growth,” commented Greg Trojan, Chief Executive Officer. “Third quarter comparable restaurant sales growth of 6.9%, including a 2.6% rise in guest traffic, marks the Company’s highest level of comparable restaurant sales growth in 29 quarters. Our strong comparable restaurant sales, success from our new restaurants and our focus on efficiency and productivity enabled us to increase restaurant level margins by 120 basis points and consolidated operating margins by 170 basis points on a year-over-year basis, excluding the impact from the hurricanes and restaurant support center reorganization in the third quarter of 2017. In addition to our strong overall financial results, our operators continued to enhance hospitality and service levels in our restaurants, resulting in significant improvements in our guest satisfaction scores during the quarter. Our strong guest satisfaction scores, combined with our sales building initiatives and marketing effectiveness, continue to drive solid positive comparable restaurant sales in the fourth quarter.”

During the third quarter, the Company opened its 201st restaurant in Livonia, Michigan and remains on schedule to open its last 2018 restaurant next month in Cincinnati, Ohio, thereby fulfilling its goal of opening five restaurants this year. “With the broad attraction to our unique concept and just 201 restaurants open, we remain well positioned for near- and long-term growth given our estimated national capacity for at least 425 BJ’s restaurants,” Trojan continued. “As we look toward our 2019 development pipeline, we remain very optimistic about bringing our brand to more new markets. We currently plan to open seven to nine new restaurants next year. While our development pipeline is in excellent shape, and we continue driving solid topline momentum, our mindset has always been and will always be that new restaurant quality takes precedence over new restaurant quantity.”

The Company’s Board of Directors increased the Company’s cash dividend by 9.1% to $0.12 per share of common stock, payable November 26, 2018, to shareholders of record at the close of business on November 12, 2018. While the Company intends to pay quarterly cash dividends for the foreseeable future, dividends will be reviewed quarterly and declared by the Board of Directors at its discretion. During the third quarter of 2018, BJ’s repaid $15 million of borrowings under its credit facility. At the end of the fiscal 2018 third quarter, BJ’s had funded debt of $95.0 million compared to $163.5 million at the end of its 2017 fiscal year.

Mr. Trojan concluded, “The increase in BJ’s cash dividend highlights the Board’s ongoing commitment to creating value for shareholders and our success over the past year building sales and earnings, enhancing our brand and expanding our operating base. Our return of capital and leverage reduction initiatives through the end of the third fiscal quarter totaled $82.1 million for debt reduction, dividend payments and share repurchases.”

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its third quarter 2018 earnings release today, October 30, 2018, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Senior management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. (“BJ’s”) is a national brand with brewhouse roots and a menu with over 120 offerings where craft matters. BJ’s broad menu has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third-party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates 201 casual dining restaurants under the BJ’s Restaurant & Brewhouse®, BJ’s Restaurant & Brewery®, BJ’s Pizza & Grill® and BJ’s Grill® brand names. All restaurants offer dine-in, take-out, delivery and large party catering. BJ’s restaurants are located in 27 states: Alabama, Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia and Washington. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (vii) factors that impact California, Texas and Florida, where a substantial number of  our current 201 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, (xxi) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Third Quarter Ended				Nine Months Ended
	October 2, 2018		October 3, 2017		October 2, 2018		October 3, 2017
Revenues	$270,268	100.0%	$247,009	100.0%	$836,425	100.0%	$770,642	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	68,600	25.4	65,553	26.5	210,597	25.2	200,465	26.0
Labor and benefits	99,061	36.7	91,228	36.9	301,480	36.0	277,724	36.0
Occupancy and operating	61,102	22.6	55,238	22.4	177,678	21.2	164,054	21.3
General and administrative	14,661	5.4	13,035	5.3	45,643	5.5	41,536	5.4
Depreciation and amortization	17,686	6.5	17,430	7.1	52,760	6.3	51,231	6.6
Restaurant opening	403	0.1	534	0.2	1,835	0.2	3,205	0.4
Loss on disposal and impairment of assets	865	0.3	1,070	0.4	3,049	0.4	4,168	0.5
Natural disaster and related	-	-	905	0.4	-	-	905	0.1
Severance and legal settlements	-	-	423	0.2	-	-	423	0.1
Total costs and expenses	262,378	97.1	245,416	99.4	793,042	94.8	743,711	96.5
Income from operations	7,890	2.9	1,593	0.6	43,383	5.2	26,931	3.5

Other (expense) income:
Interest expense, net	(1,058)	(0.4)	(1,177)	(0.5)	(3,826)	(0.5)	(3,178)	(0.4)
Other income, net	239	0.1	423	0.2	220	-	1,474	0.2
Total other expense	(819)	(0.3)	(754)	(0.3)	(3,606)	(0.4)	(1,704)	(0.2)
Income before income taxes	7,071	2.6	839	0.3	39,777	4.8	25,227	3.3

Income tax (benefit) expense	(1,445)	(0.5)	(1,550)	(0.6)	(348)	-	3,933	0.5

Net income	$8,516	3.2%	$2,389	1.0%	$40,125	4.8%	$21,294	2.8%

Net income per share:
Basic	$0.40		$0.11		$1.92		$0.98
Diluted	$0.39		$0.11		$1.87		$0.97

Weighted average number of shares outstanding:
Basic	21,118		21,354		20,861		21,620
Diluted	21,807		21,670		21,500		22,032

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)

	October 2, 2018 (unaudited)	January 2, 2018 (audited)
Cash and cash equivalents	$25,632	$24,335
Total assets	$673,023	$684,958
Total debt	$95,000	$163,500
Shareholders’ equity	$312,272	$258,729

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	October 2, 2018		October 3, 2017		October 2, 2018		October 3, 2017
Stock-based compensation (1)
Labor and benefits	$577	0.2%	$406	0.2%	$1,699	0.2%	$1,404	0.2%
General and administrative	1,600	0.6	1,335	0.5	4,559	0.5	3,867	0.5
Total stock-based compensation	$2,177	0.8%	$1,741	0.7%	$6,258	0.7%	$5,271	0.7%

Operating Data
Comparable restaurant sales % change	6.9%		(1.7%)		5.5%		(1.5%)
Restaurants opened during period	1		1		4		8
Restaurants open at period-end	201		195		201		195
Restaurant operating weeks	2,604		2,526		7,751		7,468
  Percentages represent percent of total revenues.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is used by analysts and others in the investment community to analyze the Company’s results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures may result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For the third quarter ended October 3, 2017, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share excludes natural disaster and related expense resulting from hurricanes Harvey and Irma and severance related expenses incurred to reorganize the Company’s restaurant support center. For the nine months ended October 3, 2017, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share excludes the write-off of the remaining net book value of certain convection ovens and point of sale terminals as a result of our new slow roasting oven and server handheld tablet rollouts, natural disaster and related expense resulting from hurricanes Harvey and Irma and severance related expenses incurred to reorganize the Company’s restaurant support center.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Third Quarter Ended
	October 2, 2018			October 3, 2017
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$8,516	3.2%	$0.39	$2,389	1.0%	$0.11
Natural disaster related expenses	-	-	-	905	0.4	0.04
Severance related expenses	-	-	-	423	0.2	0.02
Income tax effect of reconciling items (1)	-	-	-	(502)	(0.2)	(0.02)
Non-GAAP adjusted net income & diluted net income per share	$8,516	3.2%	$0.39	$3,215	1.3%	$0.15

	Nine Months Ended
	October 2, 2018			October 3, 2017
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$40,125	4.8%	$1.87	$21,294	2.8%	$0.97
Loss on disposal and impairment of assets	-	-	-	1,426	0.2	0.06
Natural disaster related expenses	-	-	-	905	0.1	0.04
Severance related expenses	-	-	-	423	0.1	0.02
Income tax effect of reconciling items (1)	-	-	-	(1,361)	(0.2)	(0.06)
Non-GAAP adjusted net income & diluted net income per share	$40,125	4.8%	$1.87	$22,687	2.9%	$1.03

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

  The income tax effect of the reconciling items was calculated based on the change in the tax provision calculation after adjusting for the reconciling items.

Restaurant Level Operating Margin

Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure includes only the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level margin differently than we do, restaurant level margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of income from operations to restaurant level operating margin for the third quarter and nine months ended October 2, 2018 and October 3, 2017 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	October 2, 2018		October 3, 2017		October 2, 2018		October 3, 2017
Income from operations	$7,890	2.9%	$1,593	0.6%	$43,383	5.2%	$26,931	3.5%
General and administrative	14,661	5.4	13,035	5.3	45,643	5.5	41,536	5.4
Depreciation and amortization	17,686	6.5	17,430	7.1	52,760	6.3	51,231	6.6
Restaurant opening	403	0.1	534	0.2	1,835	0.2	3,205	0.4
Loss on disposal and impairment of assets	865	0.3	1,070	0.4	3,049	0.4	4,168	0.5
Natural disaster and related	-	-	905	0.4	-	-	905	0.1
Severance related expenses	-	-	423	0.2	-	-	423	0.1
Restaurant level operating margin	$41,505	15.4%	$34,990	14.2%	$146,670	17.5%	$128,399	16.7%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

ASU 2016-10 Reconciliation

The following tables illustrate the impact from the adoption of ASU 2016-10 on our results for the third quarter and nine months ended October 2, 2018. As a general matter, these non-GAAP adjusted financial measures and the related reconciliation should be used in conjunction with results presented in accordance with GAAP. The Company believes this reconciliation provides analysts and others in the investment community a way to analyze and compare the Company’s results to prior period results in which ASU 2016-10 was not applied.

BJ’s Restaurants, Inc.
Supplemental Financial Information – ASU 2016-10 Reconciliation
(Dollars in thousands except for per share data)

	Third Quarter Ended
	October 2, 2018				October 3, 2017
	New Standard	Total Adjustments		Previous Standard	Previous Standard
Revenues	$270,268	$(160)	(1)	$270,108	$247,009
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	68,600	-		68,600	65,553
Labor and benefits	99,061	-		99,061	91,228
Occupancy and operating	61,102	(55)	(2)	61,047	55,238
General and administrative	14,661	-		14,661	13,035
Depreciation and amortization	17,686	-		17,686	17,430
Restaurant opening	403	-		403	534
Loss on disposal and impairment of assets	865	-		865	1,070
Natural disaster and related	-	-		-	905
Severance related expenses	-	-		-	423
Total costs and expenses	262,378	(55)		262,323	245,416
Income from operations	7,890	(105)		7,785	1,593

Other (expense) income:
Interest expense, net	(1,058)	-		(1,058)	(1,177)
Other income, net	239	212	(3)	451	423
Total other (expense) income	(819)	212		(607)	(754)
Income before income taxes	7,071	107		7,178	839

Income tax (benefit) expense	(1,445)	26	(4)	(1,419)	(1,550)

Net income	$8,516	$81		$8,597	$2,389

Net income per share:
Basic	$0.40	$-		$0.41	$0.11
Diluted	$0.39	$-		$0.39	$0.11

Weighted average number of shares outstanding:
Basic	21,118	21,118		21,118	21,354
Diluted	21,807	21,807		21,807	21,670
  Amount represents approximately $0.05 million of revenues which have been deferred until the related loyalty points are redeemed, offset by approximately $0.2 million of gift card breakage revenue previously recorded in “Other (expense) income, net” prior to the adoption of ASU 2016-10.
  Prior to the adoption of ASU 2016-10, the estimated food and beverage cost of the loyalty rewards was charged to “Occupancy and operating” expenses.
  Prior to the adoption of ASU 2016-10, gift card breakage revenue was recorded as “Other (expense) income, net.”
  The income tax effect of the reconciling items was calculated based on our statutory income tax rate for the nine months ended October 2, 2018.

BJ’s Restaurants, Inc.
Supplemental Financial Information – ASU 2016-10 Reconciliation
(Dollars in thousands except for per share data)

	Nine Months Ended
	October 2, 2018				October 3, 2017
	New Standard	Total Adjustments		Previous Standard	Previous Standard
Revenues	$836,425	$265	(1)	$836,690	$770,642
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	210,597	-		210,597	200,465
Labor and benefits	301,480	-		301,480	277,724
Occupancy and operating	177,678	228	(2)	177,906	164,054
General and administrative	45,643	-		45,643	41,536
Depreciation and amortization	52,760	-		52,760	51,231
Restaurant opening	1,835	-		1,835	3,205
Loss on disposal and impairment of assets	3,049	-		3,049	4,168
Natural disaster and related	-	-		-	905
Severance related expenses	-	-		-	423
Total costs and expenses	793,042	228		793,270	743,711
Income from operations	43,383	37		43,420	26,931

Other (expense) income:
Interest expense, net	(3,826)	-		(3,826)	(3,178)
Other income, net	220	1,070	(3)	1,290	1,474
Total other (expense) income	(3,606)	1,070		(2,536)	(1,704)
Income before income taxes	39,777	1,107		40,884	25,227

Income tax (benefit) expense	(348)	272	(4)	(76)	3,933

Net income	$40,125	$835		$40,960	$21,294

Net income per share:
Basic	$1.92	$0.04		$1.96	$0.98
Diluted	$1.87	$0.04		$1.91	$0.97

Weighted average number of shares outstanding:
Basic	20,861	20,861		20,861	21,620
Diluted	21,500	21,500		21,500	22,032
  Amount represents approximately $1.3 million of revenues which have been deferred until the related loyalty points are redeemed, offset by approximately $1.1 million of gift card breakage revenue previously recorded in “Other (expense) income, net” prior to the adoption of ASU 2016-10.
  Prior to the adoption of ASU 2016-10, the estimated food and beverage cost of the loyalty rewards was charged to “Occupancy and operating” expenses.
  Prior to the adoption of ASU 2016-10, gift card breakage revenue was recorded as “Other (expense) income, net.”
  The income tax effect of the reconciling items was calculated based on our statutory income tax rate for the nine months ended October 2, 2018.